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                                                                 EXHIBIT 23.3

                                AUDITOR'S CONSENT



We have issued our report dated June 1, 1998 accompanying the consolidated financial statements included in the Annual Report of IntraNet Solutions, Inc. on Form 10-KSB for the year ended March 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statements of IntraNet Solutions, Inc. on Form S-8 (File No. 333-11489) and on Forms S-3 (File No. 333-14175, File No. 333-33437 and File No. 333-57181).

                                                       /s/ Grant Thornton LLP

Minneapolis,  Minnesota
June 25, 1998